                                 PROMISSORY NOTE

        Principal       Loan Date       Maturity Date       Interest Rate
                                                            6.00% Variable
        $325,000         5/4/04            12/31/04       (Bank Prime plus 2%)

Borrower:     Bruce Baker                     Lender:    SkyWay Communications
              4025 Northwest 11th Str.                   Holding Corp.
              Cape Canal, FL 33993                       6021 142nd Ave. North
                                                         Clearwater, FL 33760
________________________________________________________________________________

PROMISE TO PAY. Bruce Baker ("Borrower") jointly and severally promise to pay to
SkyWay Communications Holding Corp ("Lender"), or order, in lawful money at the
United States of America, the principal amount of Three Hundred and Twenty Five
Thousand & 00/100 Dollars ($325,000), together with interest on the unpaid principal balance from Date, until paid in full.

PAYMENT. Borrower will pay this principal payment of $325,000 plus earned interests at Maturity Date or extend terms of the agreement upon agreement by the parties as described below. This promissory note is due on 12/31/04, will be for all principal and all accrued interest not yet paid unless mutually agreed to by both parties to extend the term of the promissory note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs;
and then to any late charges. The annual interest rate for this Note is computed on a 365 basis; that is, by applying the ration of the annual interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the United States Federal
Funds Index (the "Index") but not more frequently then semi annually as of May and October for each year the note is outstanding. The initial interest rate of this note will be 6.00% which is 2.00% over the Bank Prime Rate. Interest rate may change based upon the Bank Prime rate (up or down) by maintaining the 2.00%
difference in the rate at the time of the change presented above.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of
Borrower's obligation to continue to make early payments under the loan. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to the Lenders address.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 10.00% per annum, if and to the extent that the increase does not cause the interest rate to exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of
Default") under this Note:

     Payment Default. Borrower fails to make payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation,  covenant or condition  contained in this Note or in any of the related  documents  or to comply with or to perform  any term,  obligation, covenant or condition  contained in any other agreement  between Lender and
     Borrower.

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     False  Statements.  Any  warranty,  representation  or  statement  made  or furnished to Lender by Borrower or on Borrower's  behalf under this Note or the related  documents  is false or  misleading  in any  material  respect, either now or at the time made or furnished or becomes  false or misleading at any time thereafter.

     Insolvency.  The  dissolution or  termination of Borrower's  existence as a going business,  the insolvency of Borrower,  the appointment of a receiver for any part of  Borrower's  property,  any  assignment  for the benefit of creditors,  any  type  of  creditor  workout,  or the  commencement  of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor  of  Forfeiture   Proceedings.   Commencement  of  foreclosure  or
     forfeiture   proceedings,   whether  by  judicial  processing,   self-help,
     repossession  or any other  method,  by any  creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts. However, this Event of Default shall not apply if there is a good  faith  dispute  by  Borrower  as to the validity or  reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or  forfeiture  proceeding  and deposits  with Lender  monies or a surety  bond  for the  creditor  or  forfeiture  proceeding,  in an  amount determined by Lender, in its sole discretion,  as being an adequate reserve or bond for the dispute.

     Change in Ownership.  Any change in ownership of twenty-five  percent (25%)
     or more of the stock of Borrower.

     Adverse Change.  A material  adverse change occurs in Borrower's  financial condition.

     Insecurity. Lender in good faith believes itself insecure.

     Cure Provisions. If any default, other than a default in payment is curable and if  Borrower  has not  been  given a  notice  of a  breach  of the same provisions of this Note within the preceding twelve (12) months,  it may be cured (and no event of  default  will have  occurred)  if  Borrower,  after receiving  written notice from lender  demanding Cure of such default:  (1)
     cures the default  within ten (10) days;  or (2) if the cure  requires more than ten (10) days,  immediately  initiates  steps  which  Lender  deems in lender's  sole  discretion  to  be  sufficient  to  cure  the  default  and thereafter  continues  and  completes all  reasonable  and necessary  steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance in this Note and all accrued unpaid interest immediately due, and then
Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law,
Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Florida.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and
Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida
(as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to Borrower (a) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the

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time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (b) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (c) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (d) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (e) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that lender may modify this loan without consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS
OF THIS NOTE, INCLUDING VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO
THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

By:/S/ Bruce Baker

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